Exhibit 99.1

Carla Baca

Financial Communications

P:615.269.8175

News Release

HEALTHCARE REALTY TRUST REPORTS NORMALIZED FFO OF $0.33 PER SHARE FOR THE FIRST QUARTER

NASHVILLE, Tennessee, May 1, 2012 — Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the first quarter ended March 31, 2012. Normalized FFO for the three months ended March 31, 2012 totaled $0.33 per diluted common share. Normalized FAD for the three months ended March 31, 2012 totaled $0.34 per diluted common share.

For the three months ended March 31, 2012, revenues totaled $78.1 million, income from continuing operations totaled $1.9 million, and net income attributable to common stockholders totaled $3.1 million.

Salient highlights include:

•

Healthcare Realty’s stabilizing properties (“SIP”) are 46% leased, up from 40% last quarter. The Company expects its SIP properties to exceed 50% leased by the middle part of the year and continue improving through year-end. Occupancy in the SIP portfolio increased to 28% from 21% as tenants’ suites were built out. NOI for the SIP properties improved by approximately $500,000 compared to the previous quarter.

•

During the first quarter, the Company completed construction of one on-campus building and moved it to the SIP portfolio. The Company has one property remaining in CIP, which is 37% leased, and expects to complete construction in the third quarter of 2012. Including the developments that the Company is funding through construction loans, which are all secured by 100%-leased properties, Healthcare Realty’s overall development portfolio is now 60% leased.

•

Healthcare Realty invested $37.4 million during the first quarter of 2012, including $21.3 million in two property acquisitions, $12.6 million in three existing construction mortgages, and $3.5 million in properties under construction.

•	Occupancy in the same facility portfolio was 91%, and the occupancy of investments made during the past four quarters, which are not included in the same facility portfolio, was 96%.

•	The multi-tenant same facility NOI increased 6.1% in the first quarter from a year ago, and the overall same facility portfolio NOI increased 2.9% over the same time period.

•

The weighted average increase in lease rates for the Company’s multi-tenant properties remained strong in the first quarter. Contractual rates for in-place leases were up 3.3%, and rate increases on newly executed leases (“cash leasing spreads”) averaged 1.8%.

•

The percentage of Healthcare Realty’s medical office properties that are on or adjacent to hospital campuses increased to 75% in the first quarter of 2012, compared to 66% six quarters ago, continuing the Company’s strategic shift toward lower-risk, on-campus medical office buildings.

•	A dividend of $0.30 per share was declared for the first quarter of 2012, which is 88% of normalized FAD.

Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company had investments of approximately $2.9 billion

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in 210 real estate properties and mortgages as of March 31, 2012. The Company’s 202 owned real estate properties are located in 28 states and total approximately 13.7 million square feet. The Company provides property management services to approximately 10.4 million square feet nationwide.

The Company directs interested parties to its Internet site, www.healthcarerealty.com, where information is posted regarding this quarter’s operations. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2011 under the heading “Risk Factors,” and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements.

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HEALTHCARE REALTY TRUST INCORPORATED

Condensed Consolidated Statements of Operations (1)

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
REVENUES
Property operating	$59,456	$52,285
Single-tenant net lease	12,669	14,440
Straight-line rent	1,900	1,328
Mortgage interest	2,292	1,649
Other operating	1,774	2,302

	78,091	72,004
EXPENSES
Property operating	28,965	27,840
General and administrative	5,265	5,781
Depreciation	21,388	18,631
Amortization	2,537	1,778
Bad debt, net	(41)	180

	58,114	54,210
OTHER INCOME (EXPENSE)
Loss on extinguishment of debt	—	(1,986)
Interest expense	(18,379)	(22,274)
Interest and other income, net	305	223

	(18,074)	(24,037)

INCOME (LOSS) FROM CONTINUING OPERATIONS	1,903	(6,243)

DISCONTINUED OPERATIONS
Income from discontinued operations	1,973	592
Impairments	(4,170)	(147)
Gain on sales of real estate properties	3,428	36

INCOME FROM DISCONTINUED OPERATIONS	1,231	481

NET INCOME (LOSS)	3,134	(5,762)
Less: Net income attributable to noncontrolling interests	—	(27)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$3,134	$(5,789)

BASIC EARNINGS (LOSS) PER COMMON SHARE
Income (loss) from continuing operations	$0.02	$(0.09)
Discontinued operations	0.02	0.00

Net income (loss) attributable to common stockholders	$0.04	$(0.09)

DILUTED EARNINGS (LOSS) PER COMMON SHARE
Income (loss) from continuing operations	$0.02	$(0.09)
Discontinued operations	0.02	0.00

Net income (loss) attributable to common stockholders	$0.04	$(0.09)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING—BASIC	76,426,709	66,151,426

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING—DILUTED	77,641,042	66,151,426

(1)	The Condensed Consolidated Statements of Operations do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED

Condensed Consolidated Statements of Cash Flows (1)

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$3,134	$(5,762)
NON-CASH ITEMS:
Depreciation and amortization—real estate	23,428	20,182
Depreciation and amortization—other	1,304	1,673
Provision for bad debt, net	(42)	195
Gain on sales of real estate properties	(3,428)	(36)
Impairments	4,170	147
Straight-line rent receivable	(1,900)	(1,286)
Straight-line rent liability	90	97
Stock-based compensation	932	941
Provision for deferred post-retirement benefits	266	459

Total non-cash items	24,820	22,372

OTHER ITEMS:
Accounts payable and accrued liabilities	(20,628)	(6,418)
Other liabilities	2,321	1,217
Other assets	1,290	(3,721)
Loss on extinguishment of debt	—	1,986

Total other items	(17,017)	(6,936)

Net cash provided by operating activities	10,937	9,674
Cash flows from investing activities:
Acquisition and development of real estate properties	(44,326)	(25,537)
Funding of mortgages and notes receivable	(12,778)	(48,780)
Proceeds from sales of real estate	6,624	3,775
Proceeds from mortgage repayment by consolidated variable interest entity	35,057	—
Proceeds from mortgages and notes receivable repayments	4,725	18

Net cash used in investing activities	(10,698)	(70,524)
Cash flows from financing activities:
Net borrowings on unsecured credit facility	26,000	164,000
Repayments on notes and bonds payable	(1,213)	(806)
Repurchase of notes payable	—	(280,201)
Dividends paid	(23,387)	(20,245)
Proceeds from issuance of common stock	281	90,012
Purchase of noncontrolling interests	—	(1,591)
Common stock redemptions	(45)	(51)
Debt issuance costs	(3)	(356)
Distributions to noncontrolling interest holders	—	(226)

Net cash provided by (used in) financing activities	1,633	(49,464)

Increase (decrease) in cash and cash equivalents	1,872	(110,314)
Cash and cash equivalents, beginning of period	4,738	113,321

Cash and cash equivalents, end of period	$6,610	$3,007

(1)	The Condensed Consolidated Statements of Cash Flows do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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Reconciliation of Funds from Operations (1) (2):

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Net Income (loss) Attributable to Common Stockholders	$3,134	$(5,789)
Gain on sales of real estate properties	(3,428)	(36)
Impairments	4,170	147
Real estate depreciation and amortization	23,428	20,054

Total adjustments	24,170	20,165

Funds From Operations	$27,304	$14,376

Funds From Operations Per Common Share—Diluted	$0.35	$0.21

Weighted Average Common Shares Outstanding—Diluted	77,641,042	67,264,517

Reconciliation of Funds Available for Distribution (2):

(Dollars in thousands, except per share data)

(Unaudited)

Three Months Ended March 31, 2012
Net Income Attributable to Common Stockholders	$3,134
Gain on sales of real estate properties	(3,428)
Impairments	4,170
Other non-cash items	24,078

Total non-cash items included in cash flows from operating activities (3)	24,820

Funds Available For Distribution	$27,954

Funds Available For Distribution Per Common Share—Diluted	$0.36

Weighted Average Common Shares Outstanding—Diluted	77,641,042

Normalized Funds from Operations and Funds Available for Distribution:

(Dollars in thousands, except per share data)

(Unaudited)

Three Months Ended March 31, 2012
Funds From Operations	$27,304
Adjustments:
Termination fee received upon disposal of a real estate asset	(1,500)
Acquisition costs	109

Normalized Funds From Operations	$25,913

Normalized Funds From Operations Per Common Share—Diluted	$0.33

Weighted Average Common Shares Outstanding—Diluted	77,641,042

Three Months Ended March 31, 2012
Funds Available For Distribution	$27,954
Adjustments:
Termination fee received upon disposal of a real estate asset	(1,500)
Acquisition costs	109

Normalized Funds Available For Distribution	$26,563

Normalized Funds Available For Distribution Per Common Share—Diluted	$0.34

Weighted Average Common Shares Outstanding—Diluted	77,641,042

(1)	Funds from operations (“FFO”) is calculated according to the definition of the National Association of Real Estate Investment Trusts and is comprised primarily of net income (loss) attributable to common stockholders and depreciation from real estate, but is not adjusted for certain non-cash income and expense items. The SEC indicated in 2003 that impairment charges (losses) could not be added back to net income attributable to common stockholders in calculating FFO. However, in late October 2011, NAREIT issued an alert indicating that the SEC staff recently advised NAREIT that it currently takes no position on the matter of whether impairment charges should be added back to net income to compute FFO and NAREIT affirmed its original definition of FFO. In 2012, the Company is following the NAREIT definition to exclude impairment charges and has restated all prior periods to exclude impairment charges in calculating FFO and FFO per share to agree with the 2012 presentation.
(2)	FFO and Funds Available For Distribution (“FAD”) do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and are not necessarily indicative of cash available to fund cash needs. FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company’s operating performance or as alternatives to cash flow as measures of liquidity.
(3)	See the Condensed Consolidated Statements of Cash Flows that are included in this earnings release.

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